UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Trump Media & Technology Group Corp.
(Exact name of registrant as specified in its charter)

Delaware	85-4293042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
(Address of Principal Executive Offices) (Zip Code)

Trump Media & Technology Group Corp. 2024 Equity Incentive Plan
(Full title of the plans)

Devin G. Nunes
Chief Executive Officer
Trump Media & Technology Group Corp.
401 N. Cattlemen Rd., Ste. 200
Sarasota, Florida 34232
 (Name and address of agent for service)

(941) 735-7346
Telephone number, including area code, of agent for service

Copies to:

Jonathan H. Talcott, Esq.
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
 Washington, DC 20001
Telephone: (202) 689-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information[1]

Item 2.	Registrant Information and Employee Plan Annual Information[1]

1          The document(s) containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Digital World Acquisition Corp. 2024 Equity Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Company’s principal executive offices and available, without charge, upon written request to: General Counsel, Trump Media & Technology Group Corp., 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Trump Media & Technology Group Corp. (including its predecessor, Digital World Acquisition Corp., the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Company’s prospectus filed under Rule 424(b)(3) of the Securities Act on September 5, 2024;

●
the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, June 30, 2024 and March 31, 2024, filed with the SEC on November 5, 2024, August 9, 2024 and May 20, 2024, respectively;

●
the Company’s Current Reports on Form 8-K filed with the SEC on January 17, 2024, February 8, 2024, February 12, 2024, February 14, 2024, February 15, 2024, February 16, 2024, February 23, 2024, March 1, 2024, March 4, 2024, March 7, 2024, March 8, 2024, March 11, 2024, March 14, 2024, March 18, 2024, March 22, 2024, March 25, 2024, March 26, 2024, April 1, 2024 (as amended April 3, 2024, June 10, 2024 and June 11, 2024), April 19, 2024, April 19, 2024, May 2, 2024, May 6, 2024, June 10, 2024, June 18, 2024, July 1, 2024, July 2, 2024, July 3, 2024, August 2, 2024, August 5, 2024, August 6, 2024, August 7, 2024, August 9, 2024, August 23, 2024, October 3, 2024, October 10, 2024, October 15, 2024, October 21, 2024, October 22, 2024 and October 23, 2024; and

●
the description of the Company’s Common Stock set forth in the Company’s registration statement on Form S-1 filed with the SEC on August 23, 2024 and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit

4.1
Second Amended and Restated Certificate of Incorporation of Trump Media & Technology Group Corp. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed by Trump Media & Technology Group Corp. on April 1, 2024).

4.2
Amended and Restated Bylaws of Trump Media & Technology Group Corp. (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-4, filed by Digital World Acquisition Corp. on March 5, 2024).

4.3#
Digital World Acquisition Corp. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed by Trump Media & Technology Group Corp. on April 1, 2024).

4.4#	Form of Trump Media & Technology Group Corp. RSU Award Agreement.*

4.5#	Form of Trump Media & Technology Group Corp. Stock Option Award Agreement.*

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.*

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).*

23.2	Consent of Semple, Marchal & Cooper, LLP .*

24.1	Power of Attorney (included on the signature page hereto).*

107	Filing Fee Table*

*Filed herewith
# Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 5, 2024.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Devin Nunes
	Name:	Devin Nunes
	Title:	Chief Executive Officer, President and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Devin Nunes and Phillip Juhan, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on November 5, 2024:

Signature	Title

/s/ Devin Nunes	Chief Executive Officer, President and Chairman
Devin Nunes	(Principal Executive Officer)

/s/ Phillip Juhan	Chief Financial Officer
Phillip Juhan	(Principal Financial and Accounting Officer)

/s/ Eric Swider	Director
Eric Swider

Director
Donald J. Trump, Jr.

/s/ Kashyap “Kash” Patel	Director
Kashyap “Kash” Patel

/s/ Robert Lighthizer	Director
Robert Lighthizer

/s/ Linda McMahon	Director
Linda McMahon

/s/ W. Kyle Green	Director
W. Kyle Green